UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	27-3269228

(State of Incorporation)	(IRS Employer Identification No.)

3305 Flamingo Drive
Vero Beach, Florida	32963

(Address of Principal Executive Offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Each
to be so Registered	Class is to be Registered
Common Stock, $0.01 par value per share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable):
File No. 333-173890
Securities registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Registrant’s common stock, par value $0.01 per share, is set forth under the caption “Description of Securities” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-173890), as initially filed with the Securities and Exchange Commission on May 3, 2011, as subsequently amended and as may be amended after the date hereof. The final prospectus, when filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORCHID ISLAND CAPITAL, INC.
Date: July 22, 2011	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer

2